Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements (No. 333-88012, 333-41871, 333-62380, 333-75263, 333-136400, 333-41867, 333-122711, 333-41869) on Form S-8 of Maximus, Inc. of our report dated March 31, 2015, related to our audit of the consolidated financial statements of Acentia, LLC and Subsidiaries as of and for the year ended December 31, 2014, included in this Current Report on Form 8-K/A.

/s/ Aronson LLC

Aronson, LLC

Rockville, Maryland

May 8, 2015